UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 30, 2011

AboveNet, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23269	11-3168327
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 Hamilton Avenue
White Plains, New York	10601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (914) 421-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 30, 2011, AboveNet, Inc. (the “Company”) and each of William G. LaPerch (Chief Executive Officer and President), Rajiv Datta (Chief Operating Officer), Joseph P. Ciavarella (Senior Vice President and Chief Financial Officer) and Robert Sokota (Senior Vice President and General Counsel) entered into amendments to their respective employment agreements providing for the extension of the termination date from December 31, 2012 to December 31, 2013.  No other changes to these employment agreements were effected.  These employment agreements had previously renewed automatically for a term that was to end on December 31, 2012.  Each of these employment agreements currently provides that its term shall be automatically extended, unless sooner terminated as provided therein, for successive additional one-year periods, unless at least 120 days prior to the end of the term, the Company or the respective executive has notified the other that the term will not be extended.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Exhibit Description

10.1	Second Amendment to Employment Agreement, effective as of November 30, 2011, by and between William G. LaPerch and AboveNet, Inc.

10.2	Second Amendment to Employment Agreement, effective as of November 30, 2011, by and between Rajiv Datta and AboveNet, Inc.

10.3	Second Amendment to Employment Agreement, effective as of November 30, 2011, by and between Joseph P. Ciavarella and AboveNet, Inc.

10.4	Second Amendment to Employment Agreement, effective as of November 30, 2011, by and between Robert Sokota and AboveNet, Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABOVENET, INC.

Date: December 6, 2011	By:	/s/ Robert Sokota
Robert Sokota
Senior Vice President and General Counsel

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EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Second Amendment to Employment Agreement, effective as of November 30, 2011, by and between William G. LaPerch and AboveNet, Inc.

10.2	Second Amendment to Employment Agreement, effective as of November 30, 2011, by and between Rajiv Datta and AboveNet, Inc.

10.3	Second Amendment to Employment Agreement, effective as of November 30, 2011, by and between Joseph P. Ciavarella and AboveNet, Inc.

10.4	Second Amendment to Employment Agreement, effective as of November 30, 2011, by and between Robert Sokota and AboveNet, Inc.